Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Second Quarter Ended July 9, 2023
Raises Adjusted EBITDA Guidance for Fiscal 2023
Repaid $15.5 Million of Debt and Repurchased $5 Million of Stock

Englewood, CO – August 17, 2023 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal second quarter ended July 9, 2023.
Highlights for the Second Quarter of Fiscal 2023, Compared to the Second Quarter of Fiscal 2022:
•Total revenues are $298.6 million, an increase of $4.6 million compared to 2022.
•Comparable restaurant revenue(1) increased 1.5%.
•Tenth consecutive quarter of comparable restaurant revenue(1) growth.
•Comparable restaurant dine-in sales(2) increased 5.9%.
•Net income is $3.9 million, an increase of $21.9 million compared to 2022.
•Adjusted EBITDA(3) (a non-GAAP metric) is $15.5 million, a $3.7 million increase compared to 2022.
•Completed Sale-Leaseback transaction for nine restaurants, generating net proceeds of approximately $28.5 million and a gain, net of expenses of $14.6 million.
•Repaid $15.5 million of debt and repurchased $5.0 million of stock.

Highlights for the Year to Date Period of Fiscal 2023, Compared to the Year to Date Period of Fiscal 2022:
•Total revenues are $716.5 million, an increase of $27.3 million compared to 2022.
•Comparable restaurant revenue(1) increased 5.5%.
•Comparable restaurant dine-in sales(2) increased 11.8%.
•Net income is $0.7 million, an increase of $22.2 million compared to 2022.
•Adjusted EBITDA(3) (a non-GAAP metric) is $51.5 million, an $11.6 million increase compared to 2022.
(1) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated five full quarters as of the end of the period presented.
(2) Comparable restaurant dine-in sales are calculated based on the Company’s point-of-sale sales data, which does not include adjustments for loyalty breakage.
(3) See Schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to Net income (loss).

G.J. Hart, Red Robin’s President and Chief Executive Officer said, "In the first half of 2023, we began executing the North Star plan by investing in our people, food, and hospitality. We are pleased with our traction so far, the clear improvement in guest satisfaction, and reinvigorated financial performance. Adjusted EBITDA is $51.5 million in just the first half of 2023, compared to $52.1 million in the entire year of 2022. The meaningful changes we have implemented are delivering on our promises to team members, guests, and investors. While we are in the early stages of the comeback of this iconic brand, we are confident in our strategic direction and see tremendous runway ahead."

Second Quarter 2023 Financial Summary
The following table presents financial results for the second fiscal quarter of 2023, compared to results from the same period in 2022:

	Twelve Weeks Ended
	July 9, 2023	July 10, 2022
Total revenues (millions)	$298.6	$294.1
Restaurant revenues (millions)	293.3	288.6
Net income (loss) (millions)	3.9	(18.0)
Income (loss) from operations (millions)	10.3	(13.4)
Income (loss) from operations as a percent of total revenues	3.4%	(4.6)%
Restaurant Level Operating Profit (millions)(1)	$36.9	$39.3
Restaurant Level Operating Profit Margin(1)	12.6%	13.6%
Adjusted EBITDA (millions)(2)	$15.5	$11.9

Net income (loss) per diluted share ($ per share)	$0.24	$(1.13)
Adjusted income (loss) per diluted share ($ per share)(3)	$(0.24)	$(0.75)

(1) See Schedule II for a reconciliation of Restaurant Level Operating Profit and Restaurant Level Operating Profit Margin, non-GAAP measures, to Income (loss) from operations and Income (loss) from operations as a percentage of total revenues, respectively.
(2) See Schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to Net income (loss).
(3) See Schedule I for a reconciliation of Adjusted income (loss) per diluted share, a non-GAAP measure, to Net income (loss) per diluted share.

Balance Sheet and Liquidity
As of July 9, 2023, Red Robin had outstanding borrowings under its credit facility of $197.5 million, in addition to amounts issued under letters of credit of $11.7 million, and liquidity of approximately $69.0 million, including cash and cash equivalents and available borrowing capacity under its credit facility.

Share Repurchase Activity

During the second quarter of fiscal 2023, the Company repurchased 382,017 shares of stock under its existing $75 million share repurchase program at an average price of $13.19 for a total of approximately $5.0 million. The Company’s Credit Agreement allows for an additional $5 million of share repurchases, for a total of $10 million. Pursuant to the repurchase program, purchases may be made from time to time at the Company's discretion and the Company is not obligated to acquire any particular amount of common stock.

Sale-Leaseback Activity

During the second quarter of fiscal 2023, the Company completed a $28.9 million Sale-Leaseback transaction with Essential Properties Realty Trust, Inc. (NYSE: EPRT) to sell and simultaneously lease-back nine owned properties.

The Company is currently marketing approximately 20 additional owned properties for potential Sale-Leaseback transactions and anticipates closing one or more transactions in 2023. The Company continues to expect to use net proceeds to repay debt, fund capital investments, and support share repurchase activity pursuant to the Company's Credit Agreement.

Acquisition of Five Red Robin Franchised Restaurants

During the second quarter of fiscal 2023, the Company acquired five Red Robin restaurants in the northeastern United States from a long-term franchisee who retired for $3.5 million. The acquisition is anticipated to add approximately $1 million of net, annual EBITDA contribution and is included in the Company's Initial, Prior, and Current Guidance.

Outlook for Fiscal 2023 and Guidance Policy
The Company provides guidance of select information related to the Company’s financial and operating performance, and such measures may differ from year to year. The projections are as of this date and Red Robin assumes no obligation to update or supplement this information.
The Company's Initial, Prior, and Current guidance metrics are as follows:

	Initial Guidance February 28, 2023	Prior Guidance May 28, 2023	Current Guidance August 15, 2023
Total Revenue	Approximately $1.3 billion	At least $1.3 billion	At least $1.3 billion
Comparable Restaurant Revenue	N/A	Increase 2.0% to 4.0%	Increase 1.0% to 3.0%
Restaurant Level Operating Profit(1), inclusive of investments in the Guest experience	At least 13.0%	At least 13.5%	At least 13.5%
Selling, general and administrative costs, inclusive of incentive compensation costs	$120 to $125 million	$127 to $132 million	$127 to $132 million
Capital expenditures	$35 to $40 million	$45 to $50 million	$45 to $50 million
Adjusted EBITDA(1)	$62.5 to $72.5 million	$70 to $80 million	$72.5 to $82.5 million
Fiscal 2023 includes 53 weeks versus 52 weeks in fiscal 2022.
(1) The Company has not provided a reconciliation of its Restaurant Level Operating Profit or Adjusted EBITDA outlook to the most comparable GAAP measure of Income from operations and Net income, respectively. Providing Income (loss) from operations and Net Income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Income from operations and Net income (loss), including asset impairments and income tax valuation adjustments. The reconciliations of Restaurant Level Operating Profit and Adjusted EBITDA to Income from operations and Net income (loss), respectively, for the historical periods presented herein is indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please refer to the historical period Reconciliation of Income from operations to Restaurant Level Operating Profit and Net income (loss) to EBITDA and Adjusted EBITDA included on Schedule II and Schedule III of this release.

Investor Conference Participation
Red Robin will host an investor conference call to discuss financial results for its second quarter of fiscal 2023 and outlook for fiscal 2023 today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me™.

The conference call should be accessed at least 10 minutes prior to its scheduled start.

A replay will be available from approximately two hours after the end of the conference call and can be accessed by dialing 412-317-6671; the conference ID is 13740695. The replay will be available through Thursday, August 24, 2023.

The call will be webcast live and later archived from the Company’s Investor Relations website.

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 500 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; the implementation of the Company’s “North Star” plan and the anticipated impacts thereof; expense management; product quality; our anticipated investments including in labor, kitchen equipment, product enhancement, and the renovation program, and the anticipated impacts of such investments on Guest satisfaction; our Sale-Leaseback transactions and anticipated uses of the proceeds of such transaction; potential future transactions such as potential additional Sale-Leaseback transactions; potential repurchases by the Company of shares of its common stock; executive changes and the anticipated impacts thereof on the Company’s operations, Guest experience and shareholder value; the anticipated impacts of recently acquired restaurants; anticipated uses of capital and planned investments in technology platforms; continued Guest demand for dine-in and off-premise offerings; the impact of industry labor and supply chain challenges and inflationary pressures; statements under the heading "Outlook for Fiscal 2023 and Guidance Policy," including with respect to total revenue, comparable restaurant revenue, restaurant level operating profit, selling, general and administrative costs, capital expenditures and Adjusted EBITDA; our ability to mitigate cost inflation; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company's strategic initiatives, including our “North Star” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; our ability to recruit, staff, train, and retain our workforce; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation, rollout, and timing of new technology solutions; risks associated with the transition and retention of our key personnel; risks associated with our completed and potential future Sale-Leaseback transactions; risks associated with our share repurchase program, including that we are not obligated to acquire any particular amount of our common stock thereunder; risks associated with the acquisition of additional restaurants; our ability to achieve revenue and cost savings from off-premises sales and other initiatives; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the availability and cost of food products, labor, and energy; general economic and operating conditions, including changes in consumer disposable income, weather conditions, and other events affecting the regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, consumer and occupational health and safety regulations, health insurance coverage and other benefits, nutritional disclosures, and employment eligibility-related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; the impact of COVID-19 or future public health emergencies; and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Kathleen Bush, Red Robin Gourmet Burgers, Inc.
kbush@redrobin.com
(303) 846-5114

For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253

Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in the first and second quarter, and year to date period of fiscal 2023:

	Comparable Restaurant Increase (Decrease) Versus Prior Year
	Q1 2023	Q2 2023	Year to Date, July 9 2023
Guest Traffic	0.6%	(6.0)%	(2.2)%

Average Guest Check
Menu Price Increase	7.2%	8.8%	8.0%
Menu Mix	0.8%	(2.1)%	(0.7)%
Discounts	—%	0.8%	0.4%
Total Guest Check	8.0%	7.5%	7.7%

Total Change in Comparable Restaurant Revenue	8.6%	1.5%	5.5%

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Revenues:
Restaurant revenue	$293,281	$288,621	$700,174	$669,218
Franchise and other revenues	5,367	5,435	16,286	19,912
Total revenues	298,648	294,056	716,460	689,130

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	71,372	72,702	171,042	163,643
Labor	109,678	101,643	255,100	239,751
Other operating	51,842	52,003	123,892	119,867
Occupancy	23,482	22,980	53,283	53,579
Depreciation and amortization	15,756	17,637	37,581	41,556
General and administrative	20,667	18,730	47,466	43,167
Selling	6,196	13,365	13,921	23,308
Pre-opening and acquisition costs	4	235	586	297
Other charges (gains), net	(10,607)	8,146	(848)	13,453
Total costs and expenses	288,391	307,441	702,023	698,621

Income (loss) from operations	10,257	(13,385)	14,437	(9,491)

Other expense:
Interest expense, net and other	6,179	4,147	13,597	11,560

Income (loss) before income taxes	4,078	(17,532)	840	(21,051)
Income tax provision (benefit)	156	434	176	496
Net income (loss)	$3,922	$(17,966)	$664	$(21,547)
Earnings (loss) per share:
Basic	$0.24	$(1.13)	$0.04	$(1.37)
Diluted	$0.24	$(1.13)	$0.04	$(1.37)
Weighted average shares outstanding:
Basic	16,037	15,830	16,014	15,783
Diluted	16,291	15,830	16,367	15,783

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	July 9, 2023	December 25, 2022
Assets:
Current assets:
Cash and cash equivalents	$44,034	$48,826
Accounts receivable, net	12,723	21,427
Inventories	26,899	26,447
Income tax receivable	461	562
Prepaid expenses and other current assets	13,368	12,938
Restricted cash	12,213	9,380
Total current assets	109,698	119,580
Property and equipment, net	289,694	318,517
Operating lease assets, net	369,048	361,432
Intangible assets, net	17,944	17,727
Other assets, net	12,014	14,889
Total assets	$798,398	$832,145

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$25,890	$39,336
Accrued payroll and payroll-related liabilities	39,350	33,666
Unearned revenue	33,808	46,944
Current portion of operating lease obligations	49,213	47,394
Current portion of long-term debt	2,875	3,375
Accrued liabilities and other	53,208	49,498
Total current liabilities	204,344	220,213
Long-term debt	188,090	203,155
Long-term portion of operating lease obligations	391,370	393,157
Other non-current liabilities	11,568	13,831
Total liabilities	795,372	830,356

Stockholders' equity:
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,931 and 15,934 shares outstanding as of July 9, 2023 and December 25, 2022	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of July 9, 2023 and December 25, 2022	—	—
Treasury stock 4,518 and 4,515 shares, at cost, as of July 9, 2023 and December 25, 2022	(172,546)	(182,810)
Paid-in capital	229,098	238,803
Accumulated other comprehensive loss, net of tax	(22)	(34)
Accumulated deficit	(53,524)	(54,190)
Total stockholders' equity	3,026	1,789
Total liabilities and stockholders' equity	$798,398	$832,145

Schedule I
Reconciliation of Non-GAAP Results to GAAP Results
Reconciliation of Net income (loss) to Non-GAAP Adjusted Net income (loss) and Adjusted income (loss) per share - diluted
(In thousands, except per share data, unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted net income (loss) and Adjusted loss per share - diluted, which are non-GAAP measurements which present the twelve and twenty-eight weeks ended July 9, 2023 and July 10, 2022. Net income (loss) and diluted loss per share, excluding the effects of change in estimate - gift card breakage, asset impairment, litigation contingencies, the write-off of unamortized debt issuance costs, restaurant closure costs, other financing costs, gain on sale leaseback, net of expenses, closed corporate office costs, net of sublease income, COVID-19 related charges, severance and executive transition costs, related income tax effects, and other. We have revised our definition of adjusted loss per diluted share to exclude gain on sale leaseback, net of expenses and other. We did not revise the prior year’s adjusted loss per diluted share because there were no other charges similar in nature to these costs. The Company believes the presentation of net income (loss) and loss per share exclusive of the identified items gives the reader additional insight into the ongoing operational results of the Company. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax effect of reconciling items was calculated based on the change in the total tax provision calculation after adjusting for the identified item. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Net income (loss) as reported	$3,922	$(17,966)	$664	$(21,547)
Gain on sale leaseback, net of expenses	(14,586)	—	(14,586)	—
Litigation contingencies	1,240	(1,806)	5,540	(86)
Restaurant closure costs, net	(112)	930	1,638	1,879
Severance and executive transition	962	129	2,854	129
Asset impairment	1,693	8,739	2,387	10,861
Other (1)	83	—	1,144	—
Closed corporate office costs, net of sublease income	113	—	175	—
Other financing costs(2)	—	61	—	370
COVID-19 related charges	—	93	—	300
Change in estimate, gift card breakage(3)	—	—	—	(4,842)
Write-off of unamortized debt issuance costs(4)	—	—	—	1,727
Income tax expense	2,758	(2,118)	220	(2,688)
Adjusted net income (loss)	$(3,927)	$(11,938)	$36	$(13,897)

Basic loss per share:
Net income (loss) as reported	$0.24	$(1.13)	$0.04	$(1.37)
Gain on sale leaseback, net of expenses	(0.91)	—	(0.91)	—
Litigation contingencies	0.08	(0.11)	0.35	(0.01)
Change in estimate, gift card breakage	(0.01)	0.06	0.10	0.12
Restaurant closure costs, net	0.06	0.01	0.18	0.01
Write-off of unamortized debt issuance cost	0.11	0.55	0.15	0.69
Severance and executive transition	0.01	—	0.07	—
Income tax expense	0.01	—	0.01	—
Asset impairment	—	—	—	0.02
Other	—	0.01	—	0.02
Other financing costs	—	—	—	(0.31)
COVID-19 related charges	—	—	—	0.11
Closed corporate office costs, net of sublease income	0.17	(0.14)	0.01	(0.17)
Adjusted loss per share - basic	$(0.24)	$(0.75)	$—	$(0.85)

Diluted loss per share:
Net income (loss) as reported	$0.24	$(1.13)	$0.04	$(1.37)
Gain on sale leaseback, net of expenses	(0.91)	—	(0.89)	—
Litigation contingencies	0.08	(0.11)	0.34	(0.01)
Restaurant closure costs, net	(0.01)	0.06	0.10	0.12
Severance and executive transition	0.06	0.01	0.17	0.01
Asset impairment	0.11	0.55	0.15	0.69
Other	0.01	—	0.07	—
Closed corporate office costs, net of sublease income	0.01	—	0.01	—
Other financing costs	—	—	—	0.02
COVID-19 related charges	—	0.01	—	0.02
Change in estimate, gift card breakage	—	—	—	(0.31)
Write-off of unamortized debt issuance costs	—	—	—	0.11
Income tax expense	0.17	(0.14)	0.01	(0.17)
Adjusted income (loss) per share - diluted	$(0.24)	$(0.75)	$—	$(0.85)

Weighted average shares outstanding:
Basic	16,037	15,830	16,014	15,783
Diluted(5)	16,037	15,830	16,367	15,783
(1)    Other primarily includes non-cash charges related to terminated capital projects and disposals, and certain insurance claim proceeds.
(2)    Other financing costs includes legal and other charges related to the refinancing of our prior credit agreement in the first quarter of fiscal year 2022.
(3)    During the twenty-eight weeks ended July 10, 2022, the Company re-evaluated the estimated redemption pattern related to gift cards. The impact comprises $5.4 million included in Franchise royalties, fees, and other revenue partially offset by $0.6 million in gift card commission costs included in Selling on the Condensed Consolidated Statements of Operations.
(4)    Write-off of unamortized debt issuance costs related to the remaining unamortized debt issuance costs related to our legacy credit agreement with the completion of the refinancing of our Credit Agreement in the first quarter of fiscal year 2022.
(5)    For the 12 weeks ending July 9, 2023 and 28 weeks ending July 9, 2023, the impact of dilutive shares is excluded from the calculations as the adjustments for the quarter resulted in adjusted net income (loss). For diluted shares reported on the Condensed Consolidated Statement of Operations, the impact of dilutive shares is included due to the reported net income for the quarter.

Schedule II
Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit
(In thousands, unaudited)
The Company believes restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be income from operations less franchise royalties, fees and other revenue, plus other charges (gains), net, pre-opening costs, selling costs, general and administrative expenses, and depreciation and amortization. The measure includes restaurant-level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling costs and general and administrative expenses, and therefore excludes costs associated with selling, general, and administrative functions, and pre-opening costs. The Company excludes Other charges (gains), net because these costs are not related to the ongoing operations of its restaurants. Restaurant-level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income from operations or net income (loss) as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.

	Twelve Weeks Ended				Twenty-Eight Weeks Ended
	July 9, 2023		July 10, 2022		July 9, 2023		July 10, 2022
Income from operations	$10,257	(13.6)%	$(13,385)	(6.2)%	$14,437	(4.5)%	$(9,491)	(3.2)%

Less:
Franchise royalties, fees and other revenue	5,367	4.0%	5,435	2.4%	16,286	2.8%	19,912	2.1%

Add:
Other charges, net	(10,607)	10.6	8,146	2.4	(848)	3.1	13,453	1.4
Pre-opening costs	4	—	235	0.2	586	—	297	0.1
Selling	6,196	4.9	13,365	5.5	13,921	4.1	23,308	4.1
General and administrative expenses	20,667	7.0	18,730	6.3	47,466	6.7	43,167	6.5
Depreciation and amortization	15,756	6.0	17,637	6.9	37,581	6.0	41,556	7.2
Restaurant-level operating profit	$36,907		$39,293		$96,857		$92,378

Income (loss) from operations as a percentage of total revenues	3.4%		(4.6)%		(4.5)%		(3.2)%
Restaurant-level operating profit margin (as a percentage of restaurant revenue)	12.6%		13.6%		13.8%		13.8%

Schedule III
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands, unaudited)
The Company believes the non-GAAP measures of EBITDA and adjusted EBITDA give the reader additional insight into the ongoing operational results of the Company, and it is intended to supplement the presentation of the Company's financial results in accordance with GAAP. We define EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA further excludes the effects of change in accounting estimate - gift card breakage, asset impairment, litigation contingencies, restaurant closure costs, net, other financing costs, COVID-19 related charges, severance and executive transition costs, closed corporate office, net of sublease income, and gain of sale leaseback, net of expenses, and other. We have revised our definition of adjusted EBITDA to exclude gain of sale leaseback, net of expenses and other. We did not revise prior years’ adjusted EBITDA because there were no other charges similar in nature to these costs. Other companies may define EBITDA and adjusted EBITDA differently, and as a result our measure of EBITDA and adjusted EBITDA may not be directly comparable to those of other companies. EBITDA and adjusted EBITDA should be considered in addition to, and not as a substitute for, net income (loss) as reported in accordance with U.S. GAAP as a measure of performance.

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Net income (loss) as reported	$3,922	$(17,966)	$664	$(21,547)
Interest expense, net	6,305	3,630	13,881	10,718
Income tax provision (benefit)	156	434	176	496
Depreciation and amortization	15,756	17,637	37,581	41,556
EBITDA	26,139	3,735	52,302	31,223

Change in accounting estimate, gift card breakage	—	—	—	(4,842)
Other charges, net:
Gain on sale leaseback, net of expenses	(14,586)	—	(14,586)	—
Litigation contingencies	1,240	(1,806)	5,540	(86)
Restaurant closure costs, net	(112)	930	1,638	1,879
Severance and executive transition	962	129	2,854	129
Asset impairment	1,693	8,739	2,387	10,861
Other	83	—	1,144	—
Closed corporate office costs, net of sublease income	113	—	175	—
Other financing costs	—	61	—	370
COVID-19 related charges	—	93	—	300
Adjusted EBITDA	$15,532	$11,881	$51,454	$39,834